                                                      EXHIBIT 23.15

      CONSENT OF CHARTERED ACCOUNTANTS AND REGISTERED AUDITORS

As Chartered Accountants and Registered Auditors, we hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Joint Registration Statement on Form S-3, Registration Statement Nos. 333-58705 and 333-58705-01, of Patriot American Hospitality, Inc. and Wyndham International, Inc. of our reports dated July 22, 1998 and July 17, 1998, respectively, of the financial statements of Arcadian International Limited (formerly Arcadian International Plc) and subsidiary undertakings and Malmaison Limited and subsidiary undertakings, which are included in the Joint Current Report on Form 8-K/A of Patriot American Hospitality, Inc. and Wyndham International, Inc., dated June 2, 1998.

                                        /s/ Arthur Andersen

1 Surrey Street
London
WC2R 2PS
1 October 1998